Exhibit 5.1

Holland & Knight Letterhead

September 7, 2006

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

                Re:          Registration Statement on Form S-3

                Ladies and Gentlemen:

                We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission, on or about September 7, 2006, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of 1,719,745 shares of common stock, par value $.01 per share, which may be issued by the Company and may be sold by the selling security holder as described in the Registration Statement (the “Shares”). The Shares may be issued by the Company pursuant to the exercise of a Common Stock Purchase Warrant dated August 24, 2006.

                In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

                Our opinion expressed below is based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company when the requisite consideration for such issuance has been received by the Company.

                Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Shares upon exercise of the Common Stock Purchase Warrant (including the payment of consideration therefor) will be legally issued, fully paid and non-assessable shares of common stock of the Company.

                This opinion is limited to the present laws of the State of Florida and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/	HOLLAND & KNIGHT LLP HOLLAND & KNIGHT LLP

ANNEX A Opinion of Special Missouri Counsel [Letterhead of Thompson Coburn LLP] September 7, 2006 Holland & Knight LLP One East Broward Boulevard Suite 1300 Fort Lauderdale, FL 33301

Re:	Registration Statement on Form S-3 for up to 1,719,745 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value.

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on September 7, 2006 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, up to 1,719,745 shares of the Company’s common stock, $0.01 par value (the “Shares”), which may be issued by the Company and sold by the selling security holder as described in the Registration Statement. In delivering this opinion, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Directors resolutions relating to the registration of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2.
The Shares to be issued by the Company as described in the Registration Statement have been duly authorized and, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, and when the requisite consideration for such issuance has been received by the Company, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is being rendered solely for the benefit of the addressee hereof, who may rely on this opinion in rendering their opinion to the Registration Statement, and is not to be used or relied upon by any other person without our prior written consent. We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/	Thompson Coburn LLP
Thompson Coburn LLP